Exhibit 3.63
OFFICE OF THE
PUBLIC REGULATION COMMISSION
CERTIFICATE OF ORGANIZATION
OF
CLAYTON ASSOCIATES, L.L.C.
2566586
     The Public Regulation Commission certifies that the Articles of Organization, duly signed & verified pursuant to the provisions of the
LIMITED LIABILITY COMPANY ACT
(53-19-1 TO 53-19-74 NMSA 1978)
have been received by it and are found to conform to law.
     Accordingly, by virtue of the authority vested in it by law, the Public Regulation Commission issues this Certificate of Organization and attaches hereto, a duplicate of the Articles of Organization.
Dated: MARCH 28, 2005

In testimony whereof, the Public Regulation of the State of New Mexico has caused this certificate to be signed by its Chairman and the seal of said Commission to affixed at the City of Santa Fe.

/s/ Ben R. Luján Chairman

/s/ Ann Echols Bureau Chief

FILED IN OFFICE OF NM PUBLIC REG. COMM. MAR 28 2005 CORPORATION BUREAU

2566586

FEE: $50.00
Submit original and
one copy
Must be Typewritten
ARTICLES OF ORGANIZATION
OF
Clayton Associates, L.L.C.

(NAME OF LIMITED LIABILITY COMPANY)
     The undersigned, acting as organizer(s) of a limited liability company pursuant to the New Mexico Limited Liability Company Act, adopt the following Articles of Organization:
ARTICLE 1 NAME
     The name of the limited liability company is Clayton Associates, L.L.C.
ARTICLE 2 DURATION
     The latest date upon which the Company is to dissolve is: Perpetual
ARTICLE 3 AGENT AND ADDRESS
The street address and city of the Company’s initial registered office and the name of its initial registered agent at that office is: CT Corporation System 123 East Marcy, Santa Fe, NM 87501, and the street address and city of the Company’s principal place of business, if different from its registered office, is                                                                              ..

ARTICLE 4 MANAGEMENT
     If management of the Company is vested to any extent in a manager then a statement to that effect and of the extent to which management is so vested is: (attach addendum, if needed)
Member-managed by a sole member:
Aviv Financing I, L.L.C.
2 North LaSalle Street, Suite 725
Chicago, Illinois 60602
ARTICLE 5 INTERNAL AFFAIRS
     Any other provisions including provisions for the regulation of the internal affairs of the Company is: (attach addendum, if needed).
Dated: March 25, 2005

/s/ Samuel Kovitz Samuel Kovitz

Organizers’ Signatures

AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT
BY DESIGNATED INITIAL REGISTERED AGENT

To the State Corporation Commission				FILED IN OFFICE OF
State of New Mexico				NM PUBLIC REG. COMM.

STATE OF	Illinois	)		MAR 28 2005

		)	S.S.:
		)		CORPORATION BUREAU
COUNTY OF	Cook	)

     The undersigned hereby accepts appointment as registered agent for Clayton Associates, L.L.C., a limited liability company, which is named in the annexed Articles of Organization.

Registered Agent’s Signature (Individual)

OR

CT Corporation System Registered Agent’s Name (Corporation, LCC)

By	/s/ Beverlee A. Stuewe (Beverlee Stuewe Assistant Secretary) Signature of Agent’s authorized Representative
Subscribed and sworn to before me on 3/25/05 by Beverlee A. Stuewe known to me to be the person described in and who executed the foregoing instrument and acknowledged that he/she executed the same as his/her free act and deed.

“OFFICIAL SEAL”
Julianna Peterson
Notary Public, State of Illinois
My Commission Exp. 03/04/2007

/s/ Julianna Peterson NOTARY PUBLIC
MY COMMISSION EXPIRES: 3/4/07
(NOTARY SEAL)

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